Exhibit 99.1

TCG BDC II, Inc.

For Immediate Release
January 25, 2022

TCG BDC II, Inc. Announces Stockholder Approval of Plan to Convert to a Perpetual, Non-Traded BDC and New Investment Advisory Agreement

New York – TCG BDC II, Inc. (“TCG BDC II”) today announced stockholder approval to convert from a private, finite life business development company (“BDC”) to a private, perpetual BDC with an ongoing quarterly liquidity program and a new continuous private offering for shares of its common stock.  In connection with the conversion, TCG BDC II’s stockholders also approved an amended and restated investment advisory agreement with Carlyle Global Credit Investment Management L.L.C.

“We are pleased to announce that our stockholders have voted overwhelmingly in favor of TCG BDC II’s conversion to a perpetual, private BDC.  Over 97% of the votes cast were in favor of conversion.  We very much appreciate the support of our investors and wish to thank them for their robust engagement and participation in this process,” said Taylor Boswell, Chief Investment Officer of TCG BDC II.  “We believe that the successful conversion of the BDC to a perpetual, private BDC with enhanced liquidity provides an outstanding outcome for our stockholders.  We look forward to continuing the existing partnerships with our investors and welcoming new ones to our company,” noted Mr. Boswell.

About TCG BDC II, Inc.

TCG BDC II is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC II is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since its inception in November 2017 through to September 30, 2021, TCG BDC II has invested approximately $2.9 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC II’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC II, Inc. has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Contacts:

Investors:	Media:
L. Allison Rudary	Brittany Berliner
+1-212-813-4756	+1-212-813-4839
allison.rudary@carlyle.com	brittany.berliner@carlyle.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions, although not all forward-looking statements include these words. You should read all forward-looking statements carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” or similarly titled sections, in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.